Exhibit 99.1

Contacts

Investor Contact: J.C. Weigelt 763-542-0525

Media Contact: Jess Rogers 763-513-3445

Polaris Second Quarter 2022 Earnings Results

FINANCIAL AND OPERATIONAL HIGHLIGHTS

  Second quarter sales were $2,063 million, up eight percent compared to last year
  Second quarter reported diluted earnings per share from continuing operations was $2.34, down five percent versus last year; adjusted diluted earnings per share from continuing operations was $2.42, down seven percent versus last year
  Primary drivers in the quarter were improved operational performance, strong pricing and stable demand supported by a healthy consumer while still seeing supply chain challenges constraining dealer inventory, as well as continued inflationary pressures
  Retail Sales for the quarter were down 23 percent versus last year, primarily driven by supply chain challenges; North America ORV retail was up 13 percent sequentially

MINNEAPOLIS--(BUSINESS WIRE)--July 26, 2022--Polaris Inc. (NYSE: PII):

KEY FINANCIAL DATA
(in millions, except per share data)
Quarter ending June 30, 2022	Reported	YOY % Chg.	Adjusted*	YOY % Chg.
Sales	$2,062.8	8%	$2,062.8	8%
Gross profit margin	23.0%	- 303 bps	23.0%	- 312 bps
Total operating expenses	$291.5	(3)%
Net income from continuing operations attributable to Polaris	$141.8	(9)%	$146.6	(11)%
Adjusted EBITDA Margin			12.4%	- 182 bps
Diluted EPS from continuing operations attributable to Polaris	$2.34	(5)%	$2.42	(7)%

*Note: the results and guidance in this release, including the highlights above, include references to non-GAAP operating measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP / non-GAAP measures can be found at the end of this release.

CEO COMMENTARY

Our results during the second quarter reflect our team’s commitment to our customers through industry-leading innovation and exceptional execution, despite the ongoing supply chain constraints impacting the global economy. While we are closely watching a number of demand indicators to understand the resilience of the consumer in this environment, we continue to see a healthy consumer and stable demand. In the quarter, some easing of logistics complexities, commodity costs, and certain supply chain bottlenecks helped to support sequential margin improvement and increased shipment volume. While this trend is expected to continue in the back half of the year, we remain diligent and prepared to respond if headwinds materialize. Our focused strategy of being the leading player in powersports, coupled with the significant opportunity to get back to optimal dealer inventory levels, gives us confidence in our ability to drive continued performance for Polaris and value creation for our shareholders.

-- Mike Speetzen, Chief Executive Officer of Polaris Inc.

PERFORMANCE SUMMARY (Reported)

Polaris Inc. (NYSE: PII) (the "Company") today released second quarter 2022 results, which ended June 30, 2022. The Company reported worldwide sales of $2,063 million, up eight percent versus the second quarter of 2021. North America sales of $1,748 million represented 85 percent of total company sales and increased nine percent from $1,600 million in 2021. International sales of $315 million represented 15 percent of total company sales and increased one percent. Sales in the second quarter of 2022 were largely impacted by strong mix and pricing offset by volume declines related to continued supply chain challenges reducing shipments and low dealer inventory levels.

As reported, second quarter net income from continuing operations attributable to Polaris of $142 million decreased nine percent and diluted earnings per share from continuing operations (EPS) of $2.34 decreased five percent compared to the second quarter in 2021. Adjusted net income from continuing operations attributable to Polaris for the quarter was $147 million, down 11 percent and adjusted EPS of $2.42 was down seven percent, in each case as compared to the second quarter of 2021.

Gross profit margin contracted 303 basis points to 23.0 percent. Adjusted gross profit margin of 23.0 percent contracted 312 basis points driven primarily by increased costs including raw materials, freight and inefficiencies associated with supply chain challenges, partially offset by strong pricing.

Operating expenses were $292 million in the second quarter of 2022 compared to $300 million in the second quarter of 2021 due to lower sales and marketing as we prudently navigate through supply chain challenges. Operating expenses, as a percentage of sales, of 14.1 percent were down in the second quarter 2022 compared to the second quarter of 2021.

SEGMENT HIGHLIGHTS (Reported)

	Sales (in millions)			Gross Profit Margin
	Q2 2022	Q2 2021	Change	Q2 2022	Q2 2021	Change
Off-Road	$1,490.4	$1,397.5	7%	23.8%	27.3%	-359 bps
On-Road	$299.4	$298.3	—%	17.8%	18.5%	-71 bps
Marine	$273.0	$197.6	38%	24.4%	24.0%	+39 bps

Off-Road segment results were primarily driven by these factors:

  Sales were driven by increased pricing on new and pre-sold orders, partially offset by volume despite modest sequential improvement in component availability.
  Parts, Garments and Accessories (PG&A) sales, which now includes relevant powersports aftermarket sales, decreased three percent.
  Gross profit margin performance was primarily driven by negative mix and higher input costs, partially offset by increased pricing and continued low promotional costs.
  Polaris North America ORV unit retail sales were down mid-twenties percent. Estimated North America industry ORV unit retail sales were down mid-teens percent.

On-Road segment results were primarily driven by these factors:

  Sales were impacted by lower shipments driven by supply chain challenges, despite modest sequential improvement in component availability and shipments, strong demand, and pricing.
  PG&A sales, which now includes relevant powersports aftermarket sales, increased 24 percent.
  Gross profit margin performance was driven primarily by higher input costs and supply chain constraints, partially offset by favorable product mix and lower promotions costs.
  North America unit retail sales for Indian Motorcycle were down low-forties percent. North America unit retail sales for the comparable motorcycle industry were down mid-twenties percent.

Marine segment results were primarily driven by these factors:

  Sales results were driven by favorable mix, positive pricing and unit volume.
  Gross profit margin performance was driven by better product mix offsetting higher input costs and supply chain constraints.

2022 BUSINESS OUTLOOK

The Company has updated its 2022 guidance expectations to reflect the divestiture of TAP early in the third quarter. The Company now expects 2022 sales to increase 13 percent to 16 percent versus prior guidance of 12 percent to 15 percent. The Company now expects adjusted diluted EPS from continuing operations attributed to Polaris Inc. common shareholders to be in the range of $10.10 to $10.30 for the full year 2022, an increase of 11 percent to 14 percent from 2021.

NON-GAAP FINANCIAL MEASURES

This press release and our related earnings call contain certain non-GAAP financial measures, consisting of “adjusted" sales, gross profit, income before taxes, net income from continuing operations attributed to Polaris Inc. common shareholders, EBITDA, net income per diluted share from continuing operations attributed to Polaris Inc. common shareholders and free cash flow as measures of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of its ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

EARNINGS CONFERENCE CALL AND WEBCAST

Today at 9:00 AM (CT) Polaris Inc. will host a conference call and webcast to discuss the 2022 second quarter results released this morning. The call will be hosted by Mike Speetzen, Chief Executive Officer; and Bob Mack, Chief Financial Officer. The earnings presentation and link to the webcast will be posted on the Polaris Investor Relations website at ir.polaris.com. To listen to the conference call by phone, dial 1-877-883-0383 in the U.S., or 1-412-902-6506 internationally. The Conference ID is 1766849. A replay of the conference call will be available by accessing the same link on our website.

ABOUT POLARIS

As the global leader in powersports, Polaris Inc. (NYSE: PII) pioneers product breakthroughs and enriching experiences and services that have invited people to discover the joy of being outdoors since our founding in 1954. Polaris’ high-quality product line-up includes the Polaris RANGER®, RZR® and Polaris GENERAL™ side-by-side off-road vehicles; Sportsman® all-terrain off-road vehicles; military and commercial off-road vehicles; snowmobiles; Indian Motorcycle® mid-size and heavyweight motorcycles; Slingshot® moto-roadsters; Aixam quadricycles; Goupil electric vehicles; and pontoon and deck boats, including industry-leading Bennington pontoons. Polaris enhances the riding experience with a robust portfolio of parts, garments, and accessories. Proudly headquartered in Minnesota, Polaris serves more than 100 countries across the globe. www.polaris.com

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully source necessary parts and materials on a timely basis; the ability of the Company to manufacture and deliver products to dealers to meet demand; the Company’s ability to identify and meet optimal dealer inventory levels; the Company’s ability to accurately forecast and sustain consumer demand; the Company’s ability to mitigate increasing input costs through pricing or other measures; the Company’s ability to successfully implement its manufacturing operations strategy and supply chain initiatives; product offerings, promotional activities and pricing strategies by competitors that make our products less attractive to consumers; economic conditions that impact consumer spending, including recessionary conditions; the severity and duration of the COVID-19 pandemic and the resulting impact on the Company’s business, supply chain, and the global economy; disruptions in manufacturing facilities; product recalls and/or warranty expenses; product rework costs; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; freight and tariff costs (tariff relief or ability to mitigate tariffs); changes to international trade policies and agreements; uninsured product liability claims; uncertainty in the consumer retail and wholesale credit markets; performance of affiliate partners; changes in tax policy; relationships with dealers and suppliers; and the general overall global economic, social and political environment. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements.

The data source for retail sales figures included in this release is registration information provided by Polaris dealers in North America and Europe compiled by the Company or Company estimates and other industry data sources. The Company relies on information that its dealers or other third parties supply concerning retail sales, and other retail sales data sources related to Polaris and the powersports industry, and this information is subject to revision. Retail sales references to total Company retail sales includes only ORV, snowmobiles and motorcycles in North America unless otherwise noted.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Data) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Sales	$2,062.8	$1,911.1	$3,844.3	$3,668.9
Cost of sales	1,588.4	1,413.7	3,017.0	2,739.7
Gross profit	474.4	497.4	827.3	929.2
Operating expenses:
Selling and marketing	115.5	121.2	227.1	236.4
Research and development	86.8	86.7	167.6	164.3
General and administrative	89.2	92.5	160.9	164.5
Total operating expenses	291.5	300.4	555.6	565.2
Income from financial services	10.2	13.7	21.6	29.9
Operating income	193.1	210.7	293.3	393.9
Non-operating expense:
Interest expense	14.9	10.7	26.7	22.3
Other (income) expense, net	(3.2)	(3.0)	(6.5)	(5.3)
Income from continuing operations before income taxes	181.4	203.0	273.1	376.9
Provision for income taxes	39.4	47.8	57.0	88.6
Net income from continuing operations	142.0	155.2	216.1	288.3
Income (loss) from discontinued operations, net of tax	(4.2)	3.3	(8.4)	4.4
Impairment of discontinued operations, net of tax	(142.2)	—	(142.2)	—
Net income (loss)	(4.4)	158.5	65.5	292.7
Net income attributable to noncontrolling interest	(0.2)	(0.1)	(0.2)	(0.2)
Net income (loss) attributable to Polaris Inc.	$(4.6)	$158.4	$65.3	$292.5

Amounts attributable to Polaris Inc. common shareholders:
Net income from continuing operations	$142.0	$155.2	$216.1	$288.3
Less net income attributable to noncontrolling interest	(0.2)	(0.1)	(0.2)	(0.2)
Net income from continuing operations attributable to Polaris Inc. common shareholders	141.8	155.1	215.9	288.1
Net income (loss) from discontinued operations attributable to Polaris Inc. common shareholders	(146.4)	3.3	(150.6)	4.4
Net income (loss) attributable to Polaris Inc.	$(4.6)	$158.4	$65.3	$292.5

Net income (loss) per share attributable to Polaris Inc. common shareholders:
Continuing operations	$2.37	$2.53	$3.59	$4.67
Discontinued operations	$(2.45)	$0.05	$(2.50)	$0.08
Basic	$(0.08)	$2.58	$1.09	$4.75

Continuing operations	$2.34	$2.47	$3.55	$4.56
Discontinued operations	$(2.42)	$0.05	$(2.48)	$0.07
Diluted	$(0.08)	$2.52	$1.07	$4.63
Weighted average shares outstanding:
Basic	59.9	61.3	60.1	61.6
Diluted	60.5	62.8	60.9	63.1

CONSOLIDATED BALANCE SHEETS
(In Millions), (Unaudited)
	June 30, 2022	June 30, 2021

Assets
Current assets:
Cash and cash equivalents	$314.2	$278.0
Trade receivables, net	297.2	209.4
Inventories, net	1,908.0	1,400.2
Prepaid expenses and other	174.4	100.7
Income taxes receivable	3.8	0.1
Current assets held for sale	168.2	145.0
Total current assets	2,865.8	2,133.4
Property and equipment, net	939.6	858.1
Investment in finance affiliate	37.1	29.3
Deferred tax assets	241.1	158.5
Goodwill and other intangible assets, net	918.7	956.4
Operating lease assets	113.1	61.4
Other long-term assets	86.2	114.5
Long-term assets held for sale	37.3	213.6
Total assets	$5,238.9	$4,525.2
Liabilities and Equity
Current liabilities:
Current portion of debt, finance lease obligations and notes payable	$553.3	$53.1
Accounts payable	978.8	873.9
Accrued expenses	678.4	724.2
Current operating lease liabilities	24.2	16.9
Income taxes payable	11.2	35.2
Current liabilities held for sale	94.3	118.8
Total current liabilities	2,340.2	1,822.1
Long-term income taxes payable	14.0	16.1
Finance lease obligations	10.5	13.4
Long-term debt	1,453.0	1,264.8
Deferred tax liabilities	5.2	4.3
Long-term operating lease liabilities	89.1	44.7
Other long-term liabilities	173.7	170.5
Long-term liabilities held for sale	68.2	55.1
Total liabilities	$4,153.9	$3,391.0
Deferred compensation	11.4	11.9
Equity:
Total shareholders’ equity	1,071.4	1,120.6
Noncontrolling interest	2.2	1.7
Total equity	1,073.6	1,122.3
Total liabilities and equity	$5,238.9	$4,525.2

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions), (Unaudited)

	Six months ended June 30,
	2022	2021
Operating Activities:
Net income	$65.5	$292.7
(Income) loss from discontinued operations, net of tax	8.4	(4.4)
Impairment of discontinued operations, net of tax	142.2	—
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	113.7	107.6
Noncash compensation	28.8	25.2
Noncash income from financial services	(4.5)	(4.3)
Deferred income taxes	(33.0)	18.4
Other, net	(0.4)	—
Changes in operating assets and liabilities:
Trade receivables	(79.0)	34.0
Inventories	(409.2)	(347.8)
Accounts payable	208.0	119.7
Accrued expenses	(77.8)	(108.2)
Income taxes payable/receivable	(1.5)	18.1
Prepaid expenses and other, net	(1.1)	3.8
Net cash provided by (used for) operating activities of continuing operations	(39.9)	154.8
Net cash provided by (used for) operating activities of discontinued operations	(17.1)	40.8
Net cash provided by (used for) operating activities	(57.0)	195.6
Investing Activities:
Purchase of property and equipment	(119.4)	(109.1)
Investment in finance affiliate, net	16.7	34.3
Net cash used for investing activities of continuing operations	(102.7)	(74.8)
Net cash used for investing activities of discontinued operations	(5.2)	(5.3)
Net cash used for investing activities	(107.9)	(80.1)
Financing Activities:
Borrowings under debt arrangements	1,116.0	499.9
Repayments under debt arrangements	(898.5)	(619.0)
Repurchase and retirement of common shares	(172.3)	(410.5)
Cash dividends to shareholders	(76.0)	(77.0)
Proceeds from stock issuances under employee plans	17.8	146.1
Net cash used for financing activities	(13.0)	(460.5)
Impact of currency exchange rates on cash balances	(11.6)	(1.9)

Net decrease in cash, cash equivalents and restricted cash	(189.5)	(346.9)
Cash, cash equivalents and restricted cash at beginning of period	529.1	657.5
Cash, cash equivalents and restricted cash at end of period	$339.6	$310.6

The following presents the classification of cash, cash equivalents and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$314.2	$278.0
Current assets held for sale	9.5	10.8
Other long-term assets	15.9	21.8
Total	$339.6	$310.6

NON-GAAP RECONCILIATION OF RESULTS
(In Millions, Except Per Share Data), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Sales	$2,062.8	$1,911.1	$3,844.3	$3,668.9
No adjustment	—	—	—	—
Adjusted sales	2,062.8	1,911.1	3,844.3	3,668.9

Gross profit	474.4	497.4	827.3	929.2
Restructuring & realignment (1)	—	1.7	0.2	3.9
Adjusted gross profit	474.4	499.1	827.5	933.1

Income from continuing operations before income taxes	181.4	203.0	273.1	376.9
Restructuring & realignment (1)	0.5	1.9	4.3	3.9
Intangible amortization (2)	4.8	5.5	9.8	11.4
Class action litigation expenses (3)	1.0	4.2	1.1	8.4
Adjusted Income from continuing operations before income taxes	187.7	214.6	288.3	400.6

Net income from continuing operations attributable to Polaris Inc.	141.8	155.1	215.9	288.1
Restructuring & realignment (1)	0.4	1.4	3.3	2.9
Intangible amortization (2)	3.6	4.2	7.4	8.7
Class action litigation expenses (3)	0.8	3.2	0.9	6.4
Adjusted net income from continuing operations attributable to Polaris Inc.(4)	146.6	163.9	227.5	306.1

Diluted EPS from continuing operations attributable to Polaris Inc.	$2.34	$2.47	$3.55	$4.56
Restructuring & realignment (1)	0.01	0.02	0.06	0.05
Intangible amortization (2)	0.06	0.07	0.12	0.14
Class action litigation expenses (3)	0.01	0.05	0.01	0.10
Adjusted EPS from continuing operations attributable to Polaris Inc. (4)	$2.42	$2.61	$3.74	$4.85

Adjusted Sales	$2,062.8	$1,911.1	$3,844.3	$3,668.9

Net Income from continuing operations	$142.0	$155.2	$216.1	$288.3
Provision for income taxes	39.4	47.8	57.0	88.6
Interest expense	14.9	10.7	26.7	22.3
Depreciation	52.3	45.6	103.9	92.4
Amortization	4.8	5.5	9.8	11.4
Restructuring & realignment (1)	0.5	1.9	4.3	3.9
Class action litigation expenses (3)	1.0	4.2	1.1	8.4
Adjusted EBITDA	$254.9	$270.9	$418.9	$515.3
Adjusted EBITDA Margin	12.4%	14.2%	10.9%	14.0%

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation
(2) Represents amortization expense for acquisition-related intangible assets
(3) Represents adjustments for class action litigation-related expenses
(4) The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2022 and 2021, except for non-deductible items

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW
(In Millions), (Unaudited)

	Six months ended June 30,
	2022	2021

Net cash provided by (used for) operating activities of continuing operations	$(39.9)	$154.8
Purchase of property and equipment	(119.4)	(109.1)
Investment in finance affiliate, net	16.7	34.3
Free cash flow	$(142.6)	$80.0

NON-GAAP RECONCILIATION OF SEGMENT RESULTS
(In Millions), (Unaudited)

	Three months ended June 30,		Six months ended June 30,
SEGMENT GROSS PROFIT	2022	2021	2022	2021
Off-Road segment gross profit	$354.2	$382.2	$612.9	$727.1
No adjustment	—	—	—	—
Adjusted Off-Road segment gross profit	354.2	382.2	612.9	727.1

On-Road segment gross profit	53.4	55.3	94.6	90.5
No adjustment	—	—	—	—
Adjusted On-Road segment gross profit	53.4	55.3	94.6	90.5

Marine segment gross profit	66.6	47.4	113.1	93.8
No adjustment	—	—	—	—
Adjusted Marine segment gross profit	66.6	47.4	113.1	93.8

Corporate segment gross profit	0.2	12.5	6.7	17.8
Restructuring & realignment (1)	—	1.7	0.2	3.9
Adjusted Corporate segment gross profit	0.2	14.2	6.9	21.7

Total gross profit	474.4	497.4	827.3	929.2
Total adjustments	—	1.7	0.2	3.9
Adjusted total gross profit	$474.4	$499.1	$827.5	$933.1

(1) Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

NON-GAAP ADJUSTMENTS
Second Quarter 2022 Results & 2022 Full Year Guidance

Restructuring and Realignment Costs

Polaris announced in 2017 that it was making changes to its network to consolidate production and distribution of like products and better leverage plant capacity and embarked on a multi-phase supply chain transformation initiative to continue to leverage its supply chain as a strategic asset. The Company is also executing certain corporate restructuring across the organization to increase efficiency and focus its business including divesting of the GEM and Taylor-Dunn businesses. For the second quarter of 2022, the Company has recorded combined costs totaling $0.5 million which was included as a NON-GAAP adjustment.

Intangible amortization related to acquisitions

The Company uses an adjusted net income metric which excludes intangible amortization from all historical business acquisitions. The Company believes this NON-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company completes. For the second quarter of 2022, Polaris recorded $5 million of intangible amortization related to acquisitions as a NON-GAAP adjustment.

2022 Adjusted Guidance

2022 guidance excludes the pre-tax effect of supply chain transformation, restructuring and network realignment costs of approximately $10 million, and approximately $5 to $10 million for class action litigation-related expenses. Intangible amortization of approximately $20 million related to all acquisitions has also been excluded. The Company has not provided reconciliations of guidance for adjusted diluted net income per share, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include restructuring and realignment costs and acquisition integration costs that are difficult to predict in advance in order to include in a GAAP estimate.